Filed Pursuant to Rule 433
                                                    Registration No.: 333-127620



                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.



                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-323-5678.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://sec.gov/Archives/edgar/data/807641/ 000091412105002050/0000914121-05-002050.txt.



     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

FFK DEC29 2005

1. Current Principal Balance

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
Current                   of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Principal Balance       Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ---------   --------   --------  ---------  -----   -----------   ------   --------
$1 - $50,000               208      $8,530,324       0.85%      8.38%       609    $41,011  75.16%        78.82%   84.45%     78.74%
$50,001 - $75,000          384      24,545,036       2.45      8.104        615     63,919  80.36         86.68    72.48      91.99
$75,001 - $100,000         478      42,089,425       4.21      7.779        620     88,053  79.16          86.1    71.64      95.12
$100,001 - $125,000        527      59,469,661       5.94      7.743        628    112,846  80.26         88.31    71.02      94.14
$125,001 - $150,000        507      69,780,700       6.97      7.597        634    137,635  80.61         88.33    62.73       94.5
$150,001 - $200,000        710     124,022,206      12.39      7.599        638    174,679  80.48         88.27    59.01      94.02
$200,001 - $250,000        468     104,777,558      10.47      7.523        640    223,884  80.73         89.25    51.24      94.47
$250,001 - $300,000        359      98,904,181       9.88      7.363        649    275,499  80.02         89.34    52.29      93.93
$300,001 - $350,000        218      71,060,123        7.1      7.345        654    325,964  80.46         89.73    44.94      93.66
$350,001 - $400,000        161      60,357,933       6.03      7.288        658    374,894  81.08         90.35    44.03      94.44
$400,001 - $450,000        131      55,680,420       5.56      7.333        662    425,041  81.22         90.01    46.58      92.29
$450,001 - $500,000         74      35,210,006       3.52       7.28        659    475,811  80.44         90.55    44.66      90.55
$500,001 - $550,000         80      41,861,375       4.18      7.132        673    523,267  81.31         91.45    57.61      93.67
$550,001 - $600,000         66      37,987,113        3.8      7.287        650    575,562  81.19         90.65    57.76      98.48
$600,001 - $650,000         28      17,590,012       1.76      7.103        663    628,215  80.66         94.87    61.06      96.53
$650,001 - $700,000         28      18,934,531       1.89      7.177        672    676,233  80.61         93.95    53.49      96.49
$700,001 & Above           151     130,057,382      12.99      6.999        674    861,307  77.78         90.01    68.14      99.44
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


2. Current Rate

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Current Rate            Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
0.00 - 4.99                  1        $200,000       0.02%      5.00%       754   $200,000  80.00%        80.00%  100.00%      0.00%
5.00 - 5.49                 12       2,123,385       0.21      5.176        701    176,949  71.42         80.68    60.96        100
5.50 - 5.99                132      42,901,240       4.29      5.838        689    325,009  73.48         81.95     80.5      98.83
6.00 - 6.49                230      78,343,686       7.83      6.272        676    340,625  77.19         89.33    76.78      97.52
6.50 - 6.99                836     228,767,304      22.86      6.775        670    273,645  78.27         90.22       60      96.69
7.00 - 7.49                741     176,818,475      17.67      7.231        656    238,621  79.57         91.31     53.9      97.32
7.50 - 7.99              1,157     235,620,043      23.54      7.708        636    203,647  80.34         88.96    48.41      94.69
8.00 - 8.49                643     111,763,126      11.17      8.203        631    173,815  82.74         89.59    50.93      90.97
8.50 - 8.99                546      87,313,919       8.72      8.686        614    159,916  85.73         88.47    59.55      86.29
9.00 & Above               280      37,006,807        3.7      9.361        594    132,167  86.69         87.71    64.12      90.37
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


3. Credit Score

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Credit Score            Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
740 & Above                229     $63,888,107       6.38%      6.97%       763   $278,987  80.25%        91.47%   53.61%     83.43%
720 - 739                  141      42,492,625       4.25      7.012        728    301,366  80.27         93.64    48.53      90.38
700 - 719                  258      77,448,608       7.74       6.98        709    300,188  80.51         92.69    45.34      89.64
680 - 699                  332      90,640,011       9.06      7.213        688    273,012  81.19         94.65    48.26      93.53
660 - 679                  513     133,323,189      13.32      7.047        669    259,889  79.66         91.15    51.88       95.4
640 - 659                  644     157,995,426      15.79      7.305        648    245,335  80.87         91.46    46.13      95.87
620 - 639                  532     112,707,595      11.26      7.497        629    211,856  81.26         88.85    65.45      95.27
600 - 619                  706     136,654,157      13.65      7.601        609    193,561   80.2         88.27    66.92      97.64
580 - 599                  559      90,386,477       9.03      7.934        589    161,693  79.19         85.18    72.26       97.2
560 - 579                  406      59,489,261       5.94       8.15        570    146,525  79.01         79.68    72.64      98.68
540 - 559                  258      35,832,530       3.58      8.458        550    138,886  75.51          76.2    72.36        100
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


4. Lien

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Lien                    Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
1                        4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


5. Combined Original LTV

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
Combined                  of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Original LTV            Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
0.01 - 60.00               256     $40,205,277       4.02%      7.12%       630   $157,052  50.18%        50.78%   62.39%     90.36%
60.01 - 70.00              234      55,449,872       5.54      7.099        634    236,965  66.67         69.28    61.33      90.65
70.01 - 80.00            2,757     658,396,984      65.78      7.199        656    238,809  79.38         93.11     59.5      97.26
80.01 - 85.00              337      60,112,908       6.01      7.964        614    178,377  84.31         84.32    48.73      93.82
85.01 - 90.00              522     100,407,859      10.03      8.212        630    192,352   89.6         89.66    49.21      89.83
90.01 - 95.00              462      84,350,663       8.43       8.08        663    182,577  94.59         94.59    53.09      85.71
95.01 - 100.00              10       1,934,423       0.19       8.03        629    193,442    100           100    58.25        100
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


6. Combined LTV with Silent2nds

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
Combined LTV              of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
with Silent2nd          Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
0.01 - 60.00               253     $38,573,277       3.85%      7.16%       628   $152,464  49.81%        49.81%   60.80%     89.95%
60.01 - 70.00              222      46,837,437       4.68      7.125        628    210,979  66.48         66.48    54.65      88.93
70.01 - 80.00              868     185,127,583       18.5      7.295        628    213,281   77.9          78.1    50.02      90.44
80.01 - 85.00              348      68,332,914       6.83      7.816        624    196,359  82.71         84.15    52.23      94.56
85.01 - 90.00              595     131,853,457      13.17      7.934        637    221,602   86.8         89.62    54.96      91.98
90.01 - 95.00              552     117,186,312      11.71      7.792        665    212,294  90.48         94.64    60.38      89.72
95.01 - 100.00           1,740     412,947,006      41.26      7.183        666    237,326  80.05         99.96    61.73        100
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


7. Original LTV

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Original LTV            Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
0.01 - 60.00               257     $40,342,277       4.03%      7.12%       630   $156,974  50.35%        50.94%   62.52%     90.39%
60.01 - 70.00              234      55,449,872       5.54      7.099        634    236,965  66.67         69.28    61.33      90.65
70.01 - 80.00            2,758     658,544,984       65.8      7.199        656    238,776  79.38         93.11    59.51      97.26
80.01 - 85.00              337      60,112,908       6.01      7.964        614    178,377  84.31         84.32    48.73      93.82
85.01 - 90.00              522     100,407,859      10.03      8.212        630    192,352   89.6         89.66    49.21      89.83
90.01 - 95.00              462      84,350,663       8.43       8.08        663    182,577  94.59         94.59    53.09      85.71
95.01 - 100.00               8       1,649,423       0.16      8.225        635    206,178    100           100    51.03        100
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


8. Documentation

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Documentation           Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
FULL                     2,820    $575,462,278      57.50%      7.34%       641   $204,065  79.74%        89.94%  100.00%     92.39%
STATED                   1,757     425,035,708      42.47      7.519        659    241,910  80.69         88.55        0      97.81
UNKNOWN                      1         360,000       0.04      6.875        622    360,000     80            95        0        100
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


9. Purpose

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Purpose                 Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
PURCHASE                 2,440    $575,083,893      57.46%      7.35%       664   $235,690  80.89%        95.83%   63.47%     94.12%
CASHOUT REFI             1,907     386,073,767      38.57      7.499        629    202,451  79.04          80.5    47.63      95.37
RATE/TERM REFI             231      39,700,326       3.97        7.5        625    171,863  80.03         81.62    66.86      96.56
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


10. Occupancy

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Occupancy               Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
OWNER OCCUPIED           4,276    $947,754,745      94.69%      7.39%       647   $221,645  80.08%        89.80%   56.10%    100.00%
NON OWNER                  268      46,867,655       4.68      7.872        688    174,879  80.97         81.07    83.61          0
SECOND HOME                 34       6,235,586       0.62      8.092        666    183,400  83.33         83.33    74.18          0
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


11. Property Type

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Property Type           Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
SINGLE FAMILY            3,381    $685,709,637      68.51%      7.43%       645   $202,813  80.13%        88.67%   56.17%     95.48%
PUD                        664     188,610,549      18.84      7.364        653    284,052  80.28         91.08    65.11      95.77
CONDO                      352      77,738,314       7.77      7.343        666    220,847  79.53         92.14    58.24      91.14
2 FAMILY                   161      41,626,917       4.16      7.512        663    258,552  81.93         89.11    38.28      87.26
3-4 FAMILY                  20       7,172,568       0.72      7.207        674    358,628  73.97         80.16    87.91      73.19
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


12. State

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
State                   Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
CA                         907    $365,602,894      36.53%      7.07%       668   $403,090  78.34%        90.20%   54.63%     94.35%
FL                         362      75,893,402       7.58      7.644        653    209,650  80.79         88.76     58.9         90
IL                         304      56,251,405       5.62      7.745        632    185,038  82.07         86.28    43.37      93.88
NY                         174      44,565,438       4.45      7.506        649    256,123   80.2         87.18       47      92.79
NJ                         101      29,255,456       2.92      7.448        645    289,658  80.83         86.49    35.65      98.31
MI                         204      29,154,980       2.91      7.649        634    142,917  84.78         88.58    42.39      97.48
TX                         243      29,063,938        2.9       7.61        626    119,605  79.69         86.27    61.83      96.35
MD                          92      26,829,593       2.68      7.636        634    291,626     81         89.95     62.5      96.08
OH                         236      25,991,589        2.6      7.808        626    110,134  84.68         91.23    69.64      96.63
GA                         140      24,525,409       2.45      7.676        637    175,181  81.37          93.4    66.54      98.59
Other                    1,815     293,723,881      29.35      7.585        636    161,831  80.78         89.48    65.97      95.36
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


13. Zip

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Zip                     Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
92336                       12      $4,771,505       0.48%      7.34%       642   $397,625  81.42%        91.12%   42.13%    100.00%
92201                        9       3,780,050       0.38      6.921        661    420,006  79.67         93.45    54.33        100
93536                       10       3,285,526       0.33      7.236        659    328,553  80.17         91.81     44.1      87.69
92127                        4       3,200,749       0.32      6.451        637    800,187  78.55         87.76     71.9        100
92882                        5       2,876,000       0.29      7.157        647    575,200  79.89         94.47    57.32      87.76
91007                        3       2,692,585       0.27      6.489        694    897,528  74.56            90    44.57        100
91914                        6       2,480,200       0.25      7.275        669    413,367     80         98.47    28.31        100
95136                        4       2,431,000       0.24      7.236        658    607,750  79.99         91.18    24.68        100
95127                        5       2,420,300       0.24      6.545        704    484,060  78.45         92.25    71.97        100
95135                        3       2,237,600       0.22      7.215        637    745,867     80         90.92    54.59        100
Other                    4,517     970,682,470      96.99      7.426        649    214,895  80.17         89.27    57.75      94.61
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


14. Remaining Months to Maturity

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
Remaining Months          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
to Maturity             Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
1 - 180                     82      $8,146,384       0.81%      7.30%       631    $99,346  68.07%        68.77%   49.20%     92.58%
181 - 240                    3         182,400       0.02      8.175        610     60,800  75.05         75.05    63.05        100
241 - 360                4,493     992,529,202      99.17      7.414        649    220,906  80.24         89.52    57.56      94.71
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


15. Amortization Type

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Amortization Type       Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
1 YR ARM                     8      $1,675,309       0.17%      7.40%       652   $209,414  81.56%        81.56%   33.69%     66.31%
15 YR FIXED                 77       7,588,755       0.76      7.262        633     98,555  67.97         68.54    48.74      92.03
15 YR FIXED IO               3         455,500       0.05      7.803        616    151,833  69.61         69.61    45.55        100
2 YR ARM                 1,229     204,031,454      20.39      7.709        625    166,014   81.8         87.02    52.36      94.19
2 YR ARM BALLOON 40/30      38       8,311,663       0.83      7.449        635    218,728  81.82         93.93    62.55      92.75
2 YR ARM IO              1,508     457,006,888      45.66      7.274        661    303,055  80.14          93.1    58.63      94.62
3 YR ARM                   318      56,527,304       5.65      7.477        631    177,759  81.06         85.91    52.78      95.16
3 YR ARM IO                395     101,318,894      10.12      7.279        662    256,504  80.23          91.4    56.72      94.31
30 YR FIXED                780     112,170,019      11.21      7.533        639    143,808  77.75          79.8    55.92      95.77
30 YR FIXED IO              97      20,798,077       2.08      7.933        625    214,413  78.44         84.27    82.97      98.55
5 YR ARM                    23       4,249,195       0.42      6.952        643    184,748  75.79         81.02    63.74        100
5 YR ARM BALLOON 40/30       1         157,600       0.02      7.125        639    157,600     80           100      100        100
5 YR ARM IO                 82      21,372,378       2.14      7.104        679    260,639  79.74         93.01    82.62      95.45
6 MO ARM                     1         443,000       0.04        8.5        651    443,000  94.86         94.86      100        100
6 MO ARM IO                 10       2,910,650       0.29      6.589        658    291,065  81.68         93.91    60.25      87.61
FIXED BALLOON 30/15          2         102,129       0.01          8        608     51,065  68.82         81.98      100        100
FIXED BALLOON 40/30          6       1,739,170       0.17      7.718        646    289,862  82.04         95.23    52.59        100
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


16. 40 Year Mortgages (Balloon)


17. Initial Periodic Cap

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Initial Periodic Cap    Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
<= 0.00                    965    $142,853,651      14.27%      7.58%       637   $148,035  77.35%        80.01%   59.43%     96.04%
0.51 - 1.00                 11       3,353,650       0.34      6.842        657    304,877  83.42         94.03     65.5      89.25
1.51 - 2.00                  8       1,675,309       0.17      7.398        652    209,414  81.56         81.56    33.69      66.31
2.51 - 3.00              3,594     852,975,376      85.22      7.388        651    237,333   80.6         90.91    57.19      94.55
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


18. Periodic Cap

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Periodic Cap            Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
<= 0.00                    965    $142,853,651      14.27%      7.58%       637   $148,035  77.35%        80.01%   59.43%     96.04%
0.51 - 1.00              3,613     858,004,335      85.73      7.386        651    237,477  80.61         90.91    57.17      94.47
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


19. Months to Rate Reset

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Months to Rate Reset    Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
<= 0                       959    $141,114,481      14.10%      7.58%       637   $147,148  77.29%        79.82%   59.52%     95.99%
12-Jan                      19       5,028,959        0.5      7.027        655    264,682   82.8         89.88     54.9      81.61
13 - 24                  2,772     668,596,355       66.8      7.408        650    241,196  80.66         91.25    56.79      94.46
25 - 36                    720     159,820,418      15.97      7.355        651    221,973  80.55         89.51    55.36      94.68
37 - 48                      2         518,600       0.05      7.979        644    259,300  85.74         98.08        0        100
49 >=                      106      25,779,173       2.58      7.079        673    243,200  79.09         91.08    79.61      96.22
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


20. Life Maximum Rate

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Life Maximum Rate       Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
9.00 & Below               966    $142,967,251      14.28%      7.58%       637   $147,999  77.35%        80.03%   59.47%     96.05%
10.51 - 11.00                2         857,200       0.09          5        683    428,600     80         95.33      100      76.67
11.01 - 11.50               11       3,085,744       0.31      5.413        686    280,522  78.84         84.54    79.58        100
11.51 - 12.00               90      30,484,288       3.05       5.89        692    338,714  76.22         87.69    80.68      98.02
12.01 - 12.50              303      98,743,643       9.87      6.349        670    325,887  78.33         91.17    74.87      98.14
12.51 - 13.00              687     193,082,297      19.29      6.839        669    281,051  78.76         91.84    58.74      96.93
13.01 - 13.50              798     198,734,879      19.86      7.326        652    249,041  80.13         92.34    54.12      96.53
13.51 - 14.00              771     161,537,093      16.14      7.797        637    209,516  81.29         90.36    43.01      94.25
14.01 - 14.50              504      96,124,079        9.6      8.299        633    190,722  83.33         90.02    53.22      88.19
14.51 - 15.00              297      52,626,669       5.26      8.782        615    177,194  86.22         88.19    63.64      83.62
15.01 & Above              149      22,614,844       2.26      9.423        596    151,777  87.31         88.19    59.75      88.04
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


21. Margin

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Margin                  Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
0.99 & Below               965    $142,853,651      14.27%      7.58%       637   $148,035  77.35%        80.01%   59.43%     96.04%
4.50 - 4.99                  7       2,294,510       0.23      6.187        665    327,787  78.93         94.85    78.49      84.29
5.00 - 5.49              1,678     483,104,459      48.27      6.976        661    287,905  78.15         91.98    57.96      96.63
5.50 - 5.99              1,014     216,446,969      21.63      7.685        639    213,459  81.49         88.77    56.08       93.2
6.00 - 6.49                608     109,271,565      10.92      8.148        636    179,723  85.93         89.89    56.86      88.89
6.50 - 6.99                231      36,773,064       3.67      8.437        636    159,191  89.03         91.51    55.37      91.26
7.00 - 7.49                 67       9,167,720       0.92      8.758        649    136,832  91.05         93.43    46.74      94.36
7.50 - 7.99                  8         946,047       0.09      9.252        656    118,256  93.96         93.96    62.29       75.1
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


22. Interest Only

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
Interest Only           Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
N                        2,483    $396,995,600      39.67%      7.60%       631   $159,885  80.23%        84.57%   53.70%     94.68%
Y                        2,095     603,862,386      60.33      7.289        661    288,240  80.08         92.49    59.99       94.7
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


23. UNITS

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
UNITS                   Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
0                        4,397    $952,058,500      95.12%      7.41%       648   $216,525  80.11%        89.43%   58.11%     95.18%
2                          161      41,626,917       4.16      7.512        663    258,552  81.93         89.11    38.28      87.26
3                           12       4,188,000       0.42      7.346        667    349,000  78.23         86.54      100      86.31
4                            8       2,984,568        0.3      7.012        684    373,071  67.99          71.2    70.95      54.78
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


24. CITY

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
CITY                    Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
CHICAGO                     69     $14,175,996       1.42%      7.66%       633   $205,449  81.04%        83.99%   47.37%     84.36%
LAS VEGAS                   63      15,499,031       1.55       7.46        646    246,016  78.54         90.24    57.59      97.25
LOS ANGELES                 43      20,639,002       2.06      7.263        680    479,977  78.25         88.35    61.59      88.17
HOUSTON                     39       4,404,723       0.44      7.527        631    112,942  80.75          86.8    53.86      90.69
MIAMI                       38      11,165,450       1.12      7.705        663    293,828   79.3         90.35    48.15      93.23
Other                    4,326     934,973,784      93.42      7.409        648    216,129  80.21         89.44    57.69      94.99
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


25. DTI

                                                 Pct. Of    Weighted   Weighted
                        Number                   Pool By      Avg.       Avg.      Avg.                Comb        Pct.      Pct.
                          of      Principal     Principal    Gross     Current   Principal  Comb        LTV        Full     Owner
DTI                     Loans      Balance       Balance     Coupon      FICO     Balance    LTV    (incld. SS)    Doc     Occupied
----------------------  ------  --------------  ----------  ---------  --------  ---------  -----   -----------   ------   --------
0.001 - 5.000                5      $2,504,978       0.25%      7.13%       696   $500,996  80.70%        98.62%  100.00%     89.58%
5.001 - 10.000              17       3,726,483       0.37      7.263        659    219,205  70.85         79.21    80.18      87.38
10.001 - 15.000             44      11,180,050       1.12      7.322        680    254,092  80.96         90.86    92.71      80.83
15.001 - 20.000            103      17,897,927       1.79      7.352        639    173,766   79.4         84.41    76.85      88.53
20.001 - 25.000            200      34,704,397       3.47      7.424        647    173,522  76.85         81.58     68.4      83.81
25.001 - 30.000            269      43,590,601       4.36      7.455        646    162,047  78.74         84.03    51.13      92.17
30.001 - 35.000            420      83,768,313       8.37      7.446        641    199,448   79.7         86.13    56.98      94.93
35.001 - 40.000            644     134,670,267      13.46      7.477        649    209,115  79.42         86.82    47.53      94.78
40.001 - 45.000            896     193,538,595      19.34      7.416        648    216,003  80.38          89.3    49.67      95.34
45.001 - 50.000          1,145     285,447,876      28.52      7.513        652    249,299  80.63          91.3    44.07      96.27
50.001 - 55.000            834     189,508,498      18.93      7.207        648    227,228     81         92.81    87.51      95.68
60.001 - 65.000              1         320,000       0.03       8.25        600    320,000     80            80      100        100
Total:                   4,578  $1,000,857,986     100.00%      7.41%       649   $218,623  80.14%        89.35%   57.50%     94.69%


This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indications contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involving futures, options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (including options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures or options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.